nFusz Joins the Microsoft Partner Network

HOLLYWOOD, CA – February 1, 2019 – nFusz, Inc. (OTCQB: FUSZ), a leader in business-focused interactive video, and the pioneer of Augmented Sales Intelligence software, today announced it has executed an agreement with Microsoft to become part of Microsoft’s Partner Network (“MPN”). Over the last year, nFusz has engaged in joint solution development with Microsoft’s One Commercial Partner Cloud Enablement Desk which led to developing an enhanced and robust platform for nFusz’ interactive video applications. Pursuant to, and in accordance with the agreement for MPN membership, nFusz will integrate its proprietary, next-generation interactive video technology into Microsoft’s entire product line, beginning with its widely-utilized email platform, Outlook, and other Office 365 services. In addition, as a Microsoft partner, nFusz will have access to Microsoft’s “Go-To-Market Services” and technical resources to help nFusz accelerate sales and marketing of the integrated products to Microsoft customers, as well as other partners, all over the world.

“We are honored to have been accepted into Microsoft’s partner program,” stated Rory J. Cutaia, CEO of nFusz. “We will now be able to accelerate the integration of our next-generation interactive video technology into the full suite of Microsoft products in partnership with Microsoft to ensure our products are marketed to the largest target audience possible. This agreement is another demonstration of the value creation that is possible through our partnership integration strategy with well-respected, global technology leaders.”

About nFusz

nFusz, Inc. (OTCQB: FUSZ) is a recognized leader in business-focused interactive video and the pioneer of Augmented Sales Intelligence software. The company’s flagship product, notifiCRM, is the first interactive video-based customer relationship management (CRM) platform that allows anyone to create, distribute, post, track, and measure interactive videos that increase engagement and conversion rates by up to 600 percent. Video viewers can respond to one or more calls to action by clicking within a video while it’s playing – and no download is required. nFusz products are cloud-based, Software-as-a-Service (SaaS), available by subscription for individual and enterprise users, and accessible on all mobile and desktop devices. The company’s newest products, also based on its interactive video technology platform, include notifiMED, for the healthcare industry, notifiEDU, for the education industry, and notifiNGO, for non-profit organizations.

For more information, please visit: www.nFusz.com

CONTACT INFORMATION

Please address media inquiries to: info@nFusz.com

855.250.2300, extension 7

Please address investor inquiries to: investors@nFusz.com

855.250.2300, extension 2

Forward-Looking and Cautionary Statements

This press release may contain “forward-looking” information within the meaning of the Private Securities Litigation Reform Act of 1995. In accordance with the safe harbor provisions of this Act, statements contained herein that look forward in time that include everything other than historical information, involve risks and uncertainties that may affect the Company’s actual results. There can be no assurance that such statements will prove to be accurate and there are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the Company, including, but not limited to, plans and objectives of management for future operations or products, the market acceptance or future success of our products, and our future financial performance. The Company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and other filings with the U. S. Securities and Exchange Commission (available at www.sec.gov). The Company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.